POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS: That the undersigned has made, constituted and appointed, and by this instrument does make, constitute and appoint, each of MARK M. McGUIRE, EARL R. FRANKLIN, DAVID M. OLOUGHLIN, LIZBETH L. WRIGHT, GORDON
S. KAISER, CIPRIANO BEREDO, SEAN T. PEPPARD AND CLAUDIA TALLER, acting individually, as his true and lawful attorney, for him, and in his name, place and stead, to affix, as attorney in fact, the signature of the undersigned to reports to the Securities and Exchange Commission on Forms 3, 4 ,5 or 144 with respect to transactions or holdings by the undersigned in equity securities issued by Eaton Corporation, an Ohio corporation, and to any and all amendments to such reports, giving and granting unto each such attorney in fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as the undersigned might or could do if personally present, hereby ratifying and confirming all that each such attorney in fact shall lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall expire on the date the undersigned is no longer required to file Form 4, 5 or 144 reports with the Securities and Exchange Commission with respect to holdings of and transactions in securities issued by Eaton Corporation, unless revoked in writing prior thereto.

IN WITNESS WHEREOF, this Power of Attorney has been signed at Cleveland, Ohio, this 16th day of January, 2007.


/s/ Charles E. Golden
Charles E. Golden